Table of ContentsAs filed with the Securities and Exchange Commission on August 1, 2017
Registration No. 333-215274

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________
Pre-Effective Amendment No. 2
To
Form S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
__________________________________________________________________________________________________
Cole Credit Property Trust V, Inc.
(Exact Name of Registrant as Specified in Its Governing Instruments)
 __________________________________________________________________________________________________
2325 East Camelback Road, Suite 1100
Phoenix, Arizona 85016
(602) 778-8700
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
 __________________________________________________________________________________________________
Nathan D. DeBacker
Chief Financial Officer and Treasurer
Cole Credit Property Trust V, Inc.
2325 East Camelback Road, Suite 1100
Phoenix, Arizona 85016
(602) 778-8700
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)
__________________________________________________________________________________________________
Copies to:
Lauren Burnham Prevost, Esq.
Heath D. Linsky, Esq.
Seth K. Weiner, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000
__________________________________________________________________________________________________
Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.
If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒
Smaller reporting company	☐	Emerging growth company	☐	(Do not check if a smaller reporting company)
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Cole Credit Property Trust V, Inc. is filing this Pre-effective Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-11 (Registration No. 333-215274) (the “Registration Statement”) as a Part II-only filing to amend Item 36 of Part II of the Registration Statement to include Exhibit 23.3, Consent of Deloitte & Touche LLP. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the exhibit index. The prospectus contained in the Registration Statement is unchanged and has been omitted.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses, other than selling commissions, to be paid by us while issuing and distributing the common stock being registered. All amounts are estimates and assume the sale of $1,500,000,000 of shares of our common stock, except the SEC’s registration fee and the FINRA filing fee.

SEC registration fee	$—	(1)
FINRA filing fee	500
Marketing materials, printing and copies	2,507,473
Legal fees and expenses	890,000
Accounting fees and expenses	329,250
Blue sky fees and expenses	325,000
Itemized and detailed due diligence expenses	1,826,937
Fulfillment and other issuer costs	2,869,320
Overnight delivery and postage costs	1,707,007
Transfer agent, escrow fees and other support costs	884,133
Overhead and other expenses	6,660,380
Total expenses	$18,000,000

____________________________________

(1)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, this Registration Statement comprises $1,500,000,000 of unsold securities that were previously registered pursuant to a prior Registration Statement on Form S-11 (Registration No. 333-189891), with respect to which we paid registration fees of $204,600. The registration fees previously paid with respect to shares carried forward to this Registration Statement reduce the registration fees currently due to $0.00.

Item 32.	Sales to Special Parties.
Our executive officers and directors, as well as officers and employees of CR V Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and officers and directors of other programs sponsored by Cole Capital, may purchase Class A shares offered in our primary offering at a discount. The purchase price for such Class A shares is $24.00 per share, which is equal to the most recent per share NAV for Class A shares as determined by our board of directors. The net offering proceeds we receive will not be affected by such sales of shares at a discount. In addition, volume discounts are permitted as set forth in the “Plan of Distribution” section of the prospectus.

Item 33.	Recent Sales of Unregistered Securities.
On or before June 19, 2013, CREInvestments, LLC purchased an aggregate of 20,000 shares of our common stock for total cash consideration of $200,000 to provide our initial capitalization. Pursuant to the VEREIT Merger, effective as of February 7, 2014, the shares of our common stock purchased by CREInvestments, LLC were held by VEREIT. Effective as of February 7, 2014, we effected a reverse stock split, whereby each two and one-half shares of our common stock issued and outstanding were combined into one share of our common stock, resulting in 8,000 shares of common stock outstanding as of February 7, 2014. Subsequently, VEREIT transferred those shares to VEREIT OP. The issuance and purchase of such shares was effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act.

Item 34.	Indemnification of the Officers and Directors
The Maryland General Corporation Law, as amended (the MGCL), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability for money damages to the maximum extent permitted by Maryland law, provided that certain conditions are met, and subject to the NASAA REIT Guidelines.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.
Our charter provides that we shall indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to a director, an officer, our advisor or any affiliate of our advisor in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. We may, with the approval of our board of directors or any duly authorized committee thereof, provide such indemnification and advance of expenses to our employees and agents, subject to the limitations of Maryland law and the NASAA REIT Guidelines.
However, under our charter, we shall not indemnify a director, our advisor or any affiliate of our advisor for any liability or loss suffered by such person, nor shall we provide that such person be held harmless for any loss or liability suffered by us, unless all of the following additional conditions are met: (i) the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the person seeking indemnification was acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the non-independent directors, our advisor or its affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, our advisor or its affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.
Our charter provides that the advancement of funds to our directors, our advisor or our advisor’s affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the person seeking indemnification provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder, or if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (iv) the person seeking indemnification agrees in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.
We intend to purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds from Stock Being Registered.
Not applicable.

Item 36.	Financial Statements and Exhibits.

(a)	Financial Statements.
The following financial statements are incorporated into this Registration Statement and the prospectus included herein by reference:

•	The consolidated financial statements of the registrant included in the registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 27, 2017; and

•	The unaudited consolidated financial statements of the registrant included in the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 12, 2017.

(b)	Exhibits.
The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37.	Undertakings.
1. The undersigned registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act.
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d) That all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.
(e) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(f) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and
(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.
2. The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.
3. The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.
4. The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment will include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.
5. The registrant undertakes to file, after the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.
6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 1st day of August, 2017.

COLE CREDIT PROPERTY TRUST V, INC.

By:	/s/ Nathan D. DeBacker
Nathan D. DeBacker
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-11 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Glenn J. Rufrano	Chief Executive Officer, President and Director (Principal Executive Officer)	August 1, 2017
Glenn J. Rufrano

/s/ Nathan D. DeBacker	Chief Financial Officer and Treasurer (Principal Financial Officer)	August 1, 2017
Nathan D. DeBacker

/s/ Jeffrey R. Smith	Vice President of Accounting (Principal Accounting Officer)	August 1, 2017
Jeffrey R. Smith

*	Independent Director and Non-Executive Chairman of the Board of Directors	August 1, 2017
Marcus E. Bromley

*	Independent Director	August 1, 2017
Robert A. Gary, IV

* By:	/s/ Nathan D. DeBacker
Nathan D. DeBacker
Attorney-in-Fact

EXHIBIT INDEX
The following exhibits are included, or incorporated by reference, in this Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description

1.1
Amended and Restated Dealer Manager Agreement between Cole Credit Property Trust V, Inc. and Cole Capital Corporation dated April 29, 2016 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 000-55437), filed April 29, 2016).

1.2
Amendment No. 1 to Amended and Restated Dealer Manager Agreement between Cole Credit Property Trust V, Inc. and Cole Capital Corporation dated October 5, 2016 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 000-55437), filed October 6, 2016).

1.3
Form of Second Amended and Restated Dealer Manager Agreement between Cole Credit Property Trust V, Inc. and Cole Capital Corporation (Incorporated by reference to Exhibit 1.3 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-215274), filed June 23, 2017).

3.1
Articles of Amendment and Restatement of Cole Credit Property Trust V, Inc. dated February 7, 2014 (Incorporated by reference by Exhibit 3.1 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-189891), filed February 10, 2014).

3.2
Articles of Amendment to the Articles of Amendment and Restatement of Cole Credit Property Trust V, Inc. dated March 7, 2014 (Incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (File No. 333-189891), filed March 13, 2014).

3.3
Amended and Restated Bylaws of Cole Credit Property Trust V, Inc. effective February 7, 2014 (Incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-189891), filed February 10, 2014).

3.4
Articles of Amendment to the Articles of Amendment and Restatement of Cole Credit Property Trust V, Inc., filed on March 4, 2016 (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K (File No. 000-55437), filed March 8, 2016).

3.5
Articles Supplementary to the Articles of Amendment and Restatement of Cole Credit Property Trust V, Inc., filed on March 4, 2016 (Incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K (File No. 000-55437), filed March 8, 2016).

4.1
Form of Initial Subscription Agreement (Incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-215274), filed June 23, 2017).

4.2
Form of Additional Subscription Agreement (Incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-215274), filed June 23, 2017).

4.3
Amended and Restated Distribution Reinvestment Plan, effective as of May 1, 2016 (Incorporated by reference to Appendix D to the Company’s prospectus filed pursuant to Rule 424(b)(3) (File No. 333-189891), filed April 29, 2016).

4.4
Form of Second Amended and Restated Distribution Reinvestment Plan (Incorporated by reference to Exhibit 4.4 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-215274), filed June 23, 2017).

5.1
Opinion of Venable LLP as to the legality of securities (Incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-215274), filed June 23, 2017).

8.1
Opinion of Morris, Manning & Martin, LLP as to tax matters (Incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-215274), filed June 23, 2017).

10.1
Advisory Agreement by and between Cole Credit Property Trust V, Inc. and Cole REIT Advisors V, LLC, dated March 17, 2014 (Incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q (File No. 333-189891), filed May 13, 2014).

10.2
Agreement of Limited Partnership of Cole Operating Partnership V, LP, by and between Cole Credit Property Trust V, Inc. and the limited partners thereto, dated February 7, 2014 (Incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-189891), filed February 10, 2014).

Exhibit No.	Description
10.3
Credit Agreement, dated as of April 25, 2014, among Cole Operating Partnership V, LP, JPMorgan Chase Bank, N.A., as administrative agent, swing line lender and letter of credit issuer and the other lenders thereto (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 333-189891), filed August 14, 2014).

10.4
Master Purchase and Sale Agreement with Escrow Instructions by and between ARCP Acquisitions, LLC and Penn 1031 LLC and Wood 1031 LLC, dated July 16, 2014, pursuant to a separate Assignment of Purchase and Sale Agreement and Escrow Instructions dated September 26, 2014 (Incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q (File No. 333-189891), filed November 13, 2014).

10.5
Loan Agreement, dated as of March 29, 2007, among Wood 1031 LLC and Capmark Bank, pursuant to a separate Assumption and Release Agreement, dated as of September 26, 2014, among ARCP WG Portfolio I, LLC, Wood 1031 LLC and Capmark Bank (Incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q (File No. 333-189891), filed November 13, 2014).

10.6
Loan Agreement, dated as of March 29, 2007, among Penn 1031 LLC and Capmark Bank, pursuant to a separate Assumption and Release Agreement, dated as of September 26, 2014, among ARCP WG Portfolio II, LLC, Penn 1031 LLC and Capmark Bank (Incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q (File No. 333-189891), filed November 13, 2014).

10.7
Purchase and Sale Agreement by and between ARCP Acquisitions, LLC and CF UnitedPropCo, LLC dated September 10, 2014, pursuant to a separate Partial Assignment of Purchase and Sale Agreement dated September 30, 2014 (Incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q (File No. 333-189891), filed November 13, 2014).

10.8
Purchase and Sale Agreement by and between ARCP Acquisitions, LLC and Walgreen Co., dated October 23, 2014 (Incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K (File No. 333-189891), filed March 31, 2015).

10.9
Loan Agreement, dated as of November 26, 2014, among ARCP LLC and Ladder Capital Finance LLC (Incorporated by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K (File No. 333-189891), filed March 31, 2015).

10.10
First Modification Agreement, dated as of September 24, 2014, by and between Cole Operating Partnership V, LP and JPMorgan Chase Bank, N.A., as administrative agent for the lenders (Incorporated by reference to Exhibit 10.27 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-189891), filed October 1, 2015).

10.11
Second Modification and Lender Joinder Agreement dated as of October 17, 2014, among Cole Operating Partnership V, LP, JPMorgan Chase Bank, N.A. as administrative agent for the lenders, Bank of America, N.A. and Capital One, N.A. (Incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q (File No. 333-189891), filed November 13, 2014).

10.12
Third Modification Agreement, dated as of February 9, 2015, among Cole Operating Partnership V, LP, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, Bank of America, N.A. and Capital One, N.A. (Incorporated by reference to Exhibit 10.28 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-189891), filed October 1, 2015).

10.13
Fourth Modification Agreement, dated as of July 22, 2015, among Cole Operating Partnership V, LP, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, Bank of America, N.A. and Capital One, N.A. (Incorporated by reference to Exhibit 10.29 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-189891), filed October 1, 2015).

10.14
Fifth Modification Agreement, dated as of September 25, 2015, among Cole Operating Partnership V, LP, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, Bank of America, N.A. and Capital One, N.A. (Incorporated by reference to Exhibit 10.30 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-189891), filed October 1, 2015).

10.15
Sixth Modification Agreement, dated August 8, 2016, among Cole Operating Partnership V, LP, JPMorgan Chase Bank, N.A. as administrative agent, Bank of America, N.A. and Capital One, N.A. (Incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q (File No. 000-55437), filed August 15, 2016).

21.1	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K (File No. 000-55437), filed March 27, 2017).

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Morris, Manning & Martin, LLP with respect to the tax opinion (included in Exhibit 8.1).

Exhibit No.	Description
23.3*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (Incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-11 (File No. 333-215274), filed December 22, 2016).

99.1
Consent of Duff & Phelps, LLC (Incorporated by reference to Exhibit 99.1 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-215274), filed June 23, 2017).

_________________________
*    Filed herewith